RESEARCH AGREEMENT




                              (1) BIOENVISION INC.


                             (2) CARDIFF UNIVERSITY


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THIS AGREEMENT is made the 8 day of July 1999

BETWEEN:-


(1) BIOENVISION INC., a Delaware corporation with its main office at Trafalgar House, 11 Waterloo Place, London SW1Y 4AU ("Bloenvision"); and

(2)    CARDIFF  UNIVERSITY  of P0 Box  923,  Cardiff,  CE1 3TE  ("CU").

       Cardiff University is the public name of the University of Wales, Cardiff


WHEREAS:-

A. CU has represented to Bioenvision that CU has knowledge and expertise in the field of cancer therapy; and

B.     CU's  patenting  and  licensing   company   University   College  Cardiff
       Consultants Limited ("UC3") is the proprietor and beneficial owner of rights and interest in the Technology (as hereinafter defined); and

C. Bioenvision is interested in the field of cancer therapy and is prepared to receive Confidential Information from CU upon and subject to the terms hereinafter appearing; and

D. The parties wish to provide for CU to perform a Feasibility Study and for Bioenvision to carry out an Evaluation (as hereinafter defined) during the term of this Agreement and for UC3 to grant a licence of equal date herewith to Bioenvision under the Technology.

NOW in consideration of these presents and of the payment by Bioenvision to CU of the sum of (pound) 197,981 plus VAT in the form of fees for a Feasibility Study IT IS HEREBY AGREED as follows:

1      DEFINITIONS

1.1    In this Agreement:-

       (i)    "Effective Date" means the date first set out above;

       (ii)   "the   Feasibility   Study"   means  the  tests  and  studies  and
              evaluations to be conducted by CU on Bioenvision's behalf, as more fully described in Schedule 1 hereto;

       (iii) "the Evaluation" is the evaluation of technical and commercial potential of the Technology to he carried out by Bioenvision:


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       (iv)   "the  field  means  the field of  "cancer  therapy  in humans  and animals";

       (v) "Confidential Information" means all technical and commercial information and data passed from a Discloser to a Recipient, including all elements of the Technology, and is further defined and qualified in Clause 7;


       (vi) "the Discloser" is the party making Confidential Information available to the other;

       (vii) "the Recipient" is the party receiving Confidential Information from the other;

       (viii) "Bioenvision" means Bioenvision Inc. and includes subsidiary companies including Eurobiotech;

       (ix) "the Patents" means a patent or patents filed by UC3 as further defined in Schedule 2 hereto and any patent that may be granted pursuant to such application(s) and/or any patent claiming priority from any of the foregoing including supplementary certificates of protection. "The Patents" shall also include one patent application to be filed immediately after execution of this Agreement by UC3 on each of the subjects of i) 1,2-diphenylethanes and 1,3-diphenylpropanes and derivatives and ii) benzyl tetralins and derivatives.

       (x) "Improvements" means intellectual property, data and results generated by CU during the Feasibility Study and includes any patent(s) filed by UC3 in respect of the same;

       (xi)   "Technology"   means  Patents,   Improvements   and   Confidential
              Information of CU.


1.2 Reference to any statute or statutory provision includes a reference to that statute or statutory provision as from time to time amended extended or reenacted.

1.3 Words importing the singular number shall include the plural and vice versa, words importing the masculine shall include the feminine and neuter and vice versa, and words importing persons shall include bodies corporate, unincorporated associations and partnerships.

 1.4 Headings to clauses and paragraphs are for ease of reference only and shall not affect the interpretation or construction of this Agreement. The Schedules forms part of this Agreement and shall be construed accordingly.

2      CONDUCT OF FEASIBILITY STUDY

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2.1    The Feasibility Study shall be carried out over a period of not more than thirty six (36) months from the Effective Date by CU within its Welsh School of Pharmacy.

2.2 CU shall use its reasonable endeavours within the scope of its knowledge and experience to conduct the Feasibility Study in accordance with the terms of this Agreement.

2.3 CU will provide Bioenvision with all the scientific results of the Feasibility Study on a quarterly basis. A full written report will reach Bioenvision no later than the end of the second week after the completion of the Feasibility Study.

2.4 The Feasibility Study as described in Schedule 1 will be conducted in tw6 phases as described below, for a sum of (pound) 197,941 exclusive of VAT. Payments by Bioenvision to CU will be made within thirty (30) days of receipt of quarterly invoices, submitted at the start of each quarter. The first payment shall be due on appointment of the first postdoctoral researcher. Total payments for the first phase shall be (pound) 95,090 plus VAT. Total payments for the second phase shall be (pound) 102,851 plus VAT, subject to 2.5 below.

2.5 The first phase of the Feasibility Study will begin on or soon after the Effective Date and will require the work of two postdoctoral researchers who shall each be employed by CU for twelve (12) months. As these researchers may not be recruited simultaneously, it is recognised that the first phase may last up to twenty four (24) months, although CU shall use all reasonable efforts to restrict this period to not more than eighteen (18) months. Progress of the Feasibility Study shall be reviewed by Bioenvision at least two months before the end of the twelve (12) month employment contract of the first researcher to be recruited, and Bioenvision shall have the opportunity to review their funding on completion of the first phase (including the option to terminate the Feasibility Study in accordance with the terms of Clause 9 below). Bioenvision shall inform CU in writing of its decision based on such review before the end of the twelve (12) month employment contract of the first researcher to be recruited.

2.6 Subject to Bioenvision's approval as defined in 2.5 above, the second phase of the Feasibility Study shall begin on completion of the twelve
       (12) month employment contract of the first researcher to be recruited. The second phase shall require the work of two postdoctoral researchers who shall each be employed by CU for twelve (12) months.

3      CONDUCT OF THE EVALUATION

3.1 During the course of the Feasibility Study CU will answer all reasonable questions and queries put by Bioenvision concerning the Feasibility Study.


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3.2    At the end of the  Feasibility  Study or on termination of this Agreement
       Bioenvision will provide CU with a written report of its conclusions, including an assessment of market potential.

4      LICENSING

4.1 CU hereby undertakes that it will assign to UC3 with full title guarantee and free from encumbrances (to the extent that it has not already done so) all of CU's right, title and interest in and to the Technology for the full term thereof including all extensions thereto and renewals thereof together with all rights, powers and benefits arising or accrued therefrom including (without limitation) the right to sue for damages and other remedies in respect of any such rights.

4.2 CU acknowledges that the Technology shall be licensed to Bioenvision under the terms of a Licence Agreement entered into by Bioenvision and UC3 and executed on the same date as this Research Agreement ("the Licence Agreement").

4.3 Neither CU no UC3 shall enter into discussions or negotiations with any third party or third parties (other than Bioenvision) with a view to the grant of a licence to any third party (whether on an exclusive or non-exclusive basis) under the Technology for the manufacture, use and/or sale of any products in the Field until the conclusion or termination of this Agreement.

4.4 In this Agreement the restrictions contained in clause 4.3 shall for the avoidance of doubt apply only in respect of the grant of any licence under the Technology in respect of the Field (and negotiations in connection therewith) and shall not otherwise restrict UC3 and/or CU.

4.5 For the avoidance of doubt, nothing in this Agreement shall restrict CU from undertaking any research or development work utilising the Technology provided that in doing so CU acts in accordance with the terms of this Agreement and the Licence Agreement.

5      IMPROVEMENTS

5.1 Improvements resulting directly from the Feasibility Study shall be the property of CU.

5.2    The  necessity  for and  timing of any  applications  by UC3 for  patents
       and/or  similar   protective   applications  for  Improvements  shall  be
       discussed between the parties.

6      COMMENCEMENT

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       The  Feasbility  Study  shall  commence  as  soon  as may  reasonably  be practicable following the execution of this Agreement by both parties.

7      CONFIDENTIALITY

7.1 Except as provided in sub-clause 7.4 below, during the term of this Agreement all Confidential Information (howsoever recorded or stored), which is disclosed by the Discloser to or otherwise comes into the possession of a Recipient shall be regarded as confidential and the property of the Discloser and shall not be disclosed by the Recipient to third parties or used by the Recipient for any purpose other than stated in this Agreement.

       7.1.1 Bioenvision shall be entitled to disclose Confidential Information in confidence to potential approved sub-licensees of the Technology (pursuant to the Licence Agreement) but only to the extent strictly necessary to enable such persons to evaluate whether they wish to become approved sub-licensees.

       7.1.2 Bioenvision shall be entitled to disclose Confidential Information in confidence to approved financial institutions and potential investors in Bioenvision, to the extent necessary to enable Bioenvision to attract investment.

7.2 The Recipient shall be responsible and liable to the Discloser for any non-observance or breach of the terms of confidentiality herein contained by its or their employees. Each party shall restrict disclosure of Confidential Information to its employees having a need to know such Confidential Information for the purposes of the performance of their obligations and responsibilities hereunder.

7.3 The obligations governing confidentiality and/or use contained in this Clause 7 shall continue for the term of this Agreement and for ten (10) years thereafter.

7.4 The provisions governing confidentiality and/or non-use contained in this clause 7 shall not apply to any part of the Confidential Information which the Recipient is able to demonstrate:

       (i) was lawfully in the Recipient's possession and known to it prior to disclosure or receipt thereof; or

       (ii) was in the public domain or the subject of public knowledge at the time of disclosure to or receipt thereof by the Recipient; or

       (iii) becomes part of the public domain or the subject of public knowledge after the date of disclosure to or receipt thereof by the Recipient but through no fault of the Recipent; or
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       (iv)   becomes  availiable  to the  Recipient  form a third  party not in breach of legal obligation of confidentiality to Bioenvision or CU or UC3 in respect thereof; or

       (v) is required to be disclosed by law or by order of any court of competent jurisdiction or by order of any regulatory authority.

7.5 CU further undertakes that any reports produced by Bioenvision under the terms of this Agreement shall not be disclosed to third parties.

8      PUBLICATION

       Bioenvision recognises that under CU policy, CU shall seek to publish details of the Technology subsequent to UC3 filing any relevant patent applications. Bioenvision agrees that CU shall be permitted to present at symposia, international, national, or regional professional meetings, and to publish in journals, theses, dissertations or otherwise of their own choosing, details of the project and any such patents, provided, however, that CU shall discuss any such publication or presentation with Bioenvision and Bioenvision shall have been furnished copies of any proposed publication or presentation at least two (2) months in advance of the submission of such proposed publication or presentation to a journal, editor, or other third party. Bioenvision shall have two (2) months, after receipt of said copies, to object to such proposed presentation or proposed publication because there is further patentable subject matter which needs protection. In the event that Bioenvision makes such objection, said researcher(s) shall refrain from making such publication or presentation for a maximum of six (6) months from date of receipt of such objection in order for UC3 to file UK and/or other patent application(s) directed to the patentable subject matter contained in the proposed publication or presentation.

9      TERM & TERMINATION

9.1 This Agreement shall commence on the Effective Date and shall (subject as otherwise provided elsewhere in this Agreement) remain in force until the completion of the Feasibility Study unless terminated by Bioenvision as described in 2.5 above PROVIDED THAT any party ("the Terminating Party") shall have the right to terminate this Agreement by notice in writing to the other parties upon the happening of any of the following events:

       9.1.1 if any other party ("the Defaulting Party") is guilty of any breach non-observance or non-performance of any of its obligations hereunder and does not remedy the same (if capable of remedy) within thirty days of notice of such failure or breach being given by the Terminating Party; or

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       9.1.2  if the  Defualting  Party ceases to carry on business or is unable to pay its debts in the ordinary course of business or enters into liquidation or analogous proceeding in any jurisdiction outside the United Kingdom (other than for the purpose of a solvent reconstruction or amalgamation) or has a receiver, administrator
              or   administrative   receiver   (or   analogous   person  in  any
              jurisdiction outside the United Kingdom) appointed over the whole or any part of its assets; or

       9.1.3 if, before the end of the Feasibility Study Bioenvision judges that the outcome will be of no commercial benefit to Bioenvision, this Agreement may be terminated, subject to Bioenvision paying all sums and for all uncancellable commitments to which CU and UC3 are obligated for the project. These uncancellable commitments shall include but not be limited to the costs of employment of fixed-term staff engaged specifically for the project, and no individual employment contract shall extend for more than twelve
              (12) months.

9.2    Upon termination of this Agreement for whatever reason:

       9.2.1 CU and UC3 shall as soon as practicable after termination of this Agreement either destroy or return (at Bioenvision's option) all of Bioenvision's Confidential Information (save for reports as defined in Clause 3.2 hereof), and all copies and extracts thereof in its possession and shall certify in writing to Bioenvision that all such information has been destroyed or returned as the case may be.

       9.2.2 Bioenvision shall as soon as practicable after termination of this Agreement either destroy or return (at CU or UC3's option) all of CU's Confidential Information (save for the report as defined in Clause 2.3 hereof) and all copies and extracts thereof in its possession and shall certify in writing to CU that all such information has been destroyed or returned as the case may be.

9.3 The termination of this Agreement for any reason shall be without prejudice to the rights and obligations of the parties thereunder accruing up to and including the date of such termination. Clause 7 shall continue notwithstanding termination of this Agreement.

10     FORCE MAJEURE

       No party hereto shall be liable nor deemed to be liable to any other party for failure or delay in meeting any obligation hereunder due to strikes or lockouts (whether of their own employees or those of others) acts of God, warfare, flood, acts of government or governmental agency or any other cause beyond the control of the party which had a duty to perform.


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11     SEVERABILITY

       If any provision of this Agreement is found by any court or administrative body of competent jurisdiction to be invalid or unenforceable the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect unless severance of the invalid or unenforceable provision would reasonably frustrate the commercial purposes of this Agreement. The parties hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic objectives of the invalid or unenforceable provision without itself being invalid or unenforceable.

12     ASSIGNMENT

       This Agreement shall be binding upon and inure for the benefit of the successors of the parties hereto. Save as provided herein neither party shall have the right to assign this Agreement or any rights under it to any third party without the prior written consent of the other party.

13     WAIVER

       The waiver by any party of a breach or default of any of the provisions of this Agreement by any other party shall not be construed as a waiver of any succeeding breach of the same or other provisions nor shall any delay or omission on the part of any party to exercise or avail itself of any right power or privilege that it has or may have hereunder operate as waiver of any breach or default by any other party.

14     NOTICE

       Any notice, consent or other communication authorised or required to be given hereunder or for the purposes hereof may be served by any party on the other and shall be in writing and sent by personal delivery or by recorded delivery or registered post or fax, in the case of personal delivery or post to the addresses of the parties set out above or to such other address as may have been notified by any party as their address for service and in the case of fax, to the following numbers or to such other number as may have been given by any party as its fax number for service.


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      CU, FAO Mr Geraint Jones:               44 1222874189
      Bioenvision, FAO Mr Chris Wood          44 171 8397570


       Any notice sent by post shall be deemed to have been served five (5) days after the time that the same shall have been posted. Any notice served by fax shall be deemed to have been served twenty-four hours after transmission.

15     ENTIRE AGREEMENT

       This Agreement including the Confidentiality Agreement constitutes the entire and only Agreement between the parties hereto relating to the subject matter hereof and overrides and supersedes any prior arrangements or oral discussion between the parties.

16     NO PARTNERSHIP

       Nothing in this Agreement shall create a partnership or joint venture between the parties hereto each of whom acts as an independent principal and not as the agent or partner of the other and no party shall have any authority to enter into any engagements or make any representation or warranty on behalf of or pledge the credit of or otherwise bind or oblige the other party hereto.

17     ANNOUNCEMENTS

       Save as required by law or by competent regulatory authority no party shall make any public announcements as to the existence of this Agreement or as to its contents without the prior written consent of the other parties such consent not to be unreasonably withheld.

18     LAW

       This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and shall be governed by the laws of England and Wales. The parties will seek to resolve disputes between them by an Alternative Dispute Resolution ("ADR") technique recommended by the Centre for Dispute Resolution ("CEDR"). If the parties fail to settle the dispute within thirty (30) days following their agreement to involve CEDR or either party refuses to submit to ADR, the dispute shall be referred to the jurisdiction of the courts of England and Wales.


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19     MISCELLANEOUS

19.1 This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing executed by all parties hereto with the same formality as this Agreement is executed.

19.2 Each party hereto shall be responsible for the payment of its own costs (and not those of the other party) in connection with the negotiation preparation and execution hereof.

19.3 Each party hereto represents and warrants to the other that the signatories hereto for and on behalf of that party have been fully empowered to execute this Agreement on its behalf and that all necessary action has been taken and all requisite approvals have been obtained to authorise such execution.

19.4 All sums expressed in this Agreement or otherwise payable in accordance with the terms of this Agreement are expressed exclusive of VAT which shall (if due) be payable in addition at the applicable rate from time to time.

IN WITNESS whereof the parties hereto have executed and delivered this Agreement as a Deed the day and year first above written.



Signed by
for and on behalf of
Bioenvision

/s/ [ILLEGIBLE]



Signed by
for and on behalf of
Cardiff University

/s/ Geraint W Jones          Geraint W Jones             Director, Research and
                                                         Consultancy Division

                                   SCHEDULE I



                              THE FEASIBILITY STUDY

                                   SCHEDULE 2



                                   THE PATENTS